SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Metris Master Trust
                            Metris Receivables, Inc.

                     (Originator of the Metris Master Trust)
            (Exact name of registrant as specified in its charter)

               Delaware                               41-1810301
(State of incorporation or organization)             (IRS Employer
                                                   Identification No.)

           10900 Wayzata Boulevard
           Minnetonka, Minnesota                        55305
(Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                   None

Securities to be registered pursuant to Section 12(g) of the Act:

                            Metris Master Trust
       Class A Floating Rate Asset Backed Securities, Series 2000-2
                             (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant's Securities to be Registered.


                The description of the Asset Backed Securities appearing under the captions entitled: "Structural Summary"; "Risk Factors"; "Trust Credit Card Portfolio"; "Maturity Considerations"; "Description of the Offered Securities"; and "ERISA Considerations" in the Prospectus Supplement dated July 20, 2000 and "The Receivables"; "Maturity Considerations"; "Description of the Securities"; "Certain Legal Aspects of the Receivables"; "Income Tax Matters"; and "ERISA Considerations" in the
                Prospectus, dated July 20, 2000 (the Prospectus and the Prospectus Supplement are incorporated herein by reference).

Item 2.         Exhibits.

                Exhibit 1--Form of specimen of securities representing Class A Floating Rate Asset Backed Securities, Series 2000-2 (included as Exhibit A-1 to the
                             Series 2000-2 Supplement referenced in Exhibit 3 hereto).

                Exhibit 2--Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998 (included in
                             Exhibit 4(a) to the Registrant's Form S-3 (No. 333-63931), as filed with the Securities and Exchange Commission, which is incorporated herein by reference).

                Exhibit 3--Series 2000-2 Supplement dated as of July 27, 2000 (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on March 22, 2001, which is incorporated herein by reference).

                Exhibit 4--Prospectus Supplement dated July 20, 2000, as filed with the Securities and Exchange Commission on July 24, 2000, pursuant to Rule 424(b)(5), together with the Prospectus dated July 20, 2000 as filed with the Securities and Exchange Commission on July 24, 2000, pursuant to Rule 424(b)(5) is incorporated herein by reference.


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                            Metris Receivables Inc.,
                            as Transferor, on behalf of the Metris Master Trust

Date:  March 23, 2001
                            By:/s/
                            Name:   Ralph A. Than
                            Title:  Senior Vice President and Treasurer



                           INDEX TO EXHIBITS

Exhibit
Number                              Exhibit

1 Form of specimens of securities representing Class A Floating Rate Asset Backed Securities, Series 2000-2 (included as Exhibit A-1 to the Series 2000-2 Supplement referenced in Exhibit 3 hereto).

2          Amended and Restated Pooling and Servicing Agreement dated as of
           July 30, 1998 (included in Exhibit 4(a) to the Registrant's Form S-3 (No. 333-63931), as filed with the Securities and Exchange Commission which is incorporated herein by reference).

3 Series 2000-2 Supplement dated as of July 27, 2000 (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on March 22, 2001, which is incorporated herein by reference).

4 Prospectus Supplement dated July 20, 2000, as filed with the Securities and Exchange Commission on July 24, 2000, pursuant to Rule 424(b)(5), together with the Prospectus dated July 20, 2000, as filed with the Securities and Exchange Commission on July 24, 2000, pursuant to Rule 424(b)(5), is incorporated herein by reference.